Exhibit 99.1

[LETTERHEAD]

INDEPENDENT ACCOUNTANT’S REPORT ON

APPLYING AGREED-UPON PROCEDURES

To the Board of Directors

Student Loan Finance Corporation

Education Loans Incorporated

Aberdeen, South Dakota

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Student Loan Finance Corporation (SLFC) and wholly-owned subsidiaries, Education Loans Incorporated (EdLinc), Surety Loan Funding Company, Goal Funding I, Incorporated and Goal Funding II, Incorporated as of December 31, 2005 and the related consolidated statements of income, stockholders’ equity, and cash flows for the year then ended, and have issued our report thereon dated March 29, 2006.

Our audit, referred to in the preceding paragraph, included procedures applied to the documents and records relating to SLFC’s servicing agreement with EdLinc regarding the acquisition process, due diligence, and the servicing of student loans. These procedures were determined on the basis of our objective to issue an opinion on the financial statements referred to above taken as a whole. Because the procedures referred to in this paragraph and described below do not constitute an audit of the documents and records relating to the servicing of student loans or other information relating to the Corporation’s student loan portfolio, we do not express an opinion on those documents or records.

The procedures we performed on these documents and records as part of our audit of the financial statements of the Corporation were as follows:

1.	Read the servicing agreement between EdLinc, beneficial owner of the student loan receivables, and SLFC, servicer of the student loan receivables. Recalculated the annual service fee expense.

2.	To satisfy ourselves as to the validity of the outstanding balance of student loans, we sent confirmation requests directly to 237 borrowers as of December 28, 2005 requesting they confirm the terms and outstanding balance of their loans if they disagreed with the confirmation details. There were no unresolved discrepancies noted as a result of the confirmations, which were selected by cumulative monetary sampling techniques.

3.	Agreed the receivable subsidiary records to the general ledger.

4.	Selected 25 daily statistical reports (ACT 400) and recalculated the daily accrual for special allowance, government interest and borrower interest for one bond code category for each date. We traced the daily accrual into the general ledger for the bond code selected.

Exhibit 99.1

Student Loan Finance Corporation

Education Loans Incorporated

5.	Agreed the net amounts of government interest, special allowance, loan origination fees, and lender fees received for the quarters ended March 31, 2005, June 30, 2005, September 30, 2005 and December 31, 2005 as reported on LaRS Reports prepared by SLFC to Lender Search Reports provided directly from the Department of Education.

6.	SLFC has contracted with Educational Assistance Service Company, Inc. (EASCI), Affiliated Computer Services, Inc. (ACS), Great Lakes Higher Education Servicing Corporation (Great Lakes), Nelnet, Inc. (Nelnet), and College Access Network (CAN) to service a portion of the student loan receivables. With respect to this portion of the portfolio, we:

a)	Obtained and read EASCI’s (September 30, 2005), ACS’s (June 30, 2005), Great Lakes’ (September 30, 2005) and Nelnet’s (December 31, 2005) audit/attestation reports prepared in accordance with the U.S. Department of Education’s audit guide “Compliance Audits (Attestation Engagements) for Lenders and Lender Servicers Participating in the Federal Family Education Loan Program”. This audit examines the servicer management’s assertions about the servicer’s compliance and internal control over compliance with specified U.S. Department of Education FFEL Program requirements for the years ended as indicated above. Per our review, none of these reports specified any findings for EdLinc.

b)	Obtained and read EASCI’s (August 1, 2005 to October 31, 2005), ACS’s (July 1, 2004 to June 30, 2005), Great Lakes’ (October 1, 2004 to September 30, 2005) and Nelnet’s (January 1, 2005 to September 30, 2005) most recent SAS 70 report related to their student loan servicing function. The SAS 70 reports on each servicer’s internal controls over loan servicing as well as reports on tests of their operating effectiveness. The SAS 70 type II opinions for EASCI, Great Lakes and Nelnet were unqualified. The SAS 70 type II opinion for ACS was qualified for one control objective relating to computer developer access to the production system.

c)	Confirmed the student loan receivable balances with EASCI, ACS, Great Lakes, Nelnet, and CAN as of December 31, 2005, the total of which agreed to the general ledger within $6,000 out of $455.8 million.

We also performed the procedures enumerated below, as set forth in more detail in the Agreed-Upon Procedures Guide, Exceptional Performance Status For Federal Family Education Loan Program (FFELP) Participating Lenders and Lender Servicers (Guide), issued in August 2003 by the U.S. Department of Education, Office of Inspector General. Those procedures, which were agreed to by SLFC and the U.S. Department of Education, were performed solely to assist the U.S. Department of Education in evaluating management’s assertion about SLFC’s compliance performance percentage, relating to SLFC’s eligibility for exceptional performer (EP) status.

SLFC achieved the exceptional performer designation beginning with year ended December 31, 2004. EP engagements are performed quarterly in order for SLFC to maintain the designation (March 05, June 05, and September 05). These agreed-upon procedures engagements focus on the lender servicer’s compliance with requirements relating to three key responsibilities:

1.	Conversion of Loans to Repayment Status

2.	Collection of Delinquent/Defaulted Loans; and

3.	Timely Reporting/Claim Filings with Guaranty Agencies

Exhibit 99.1

Student Loan Finance Corporation

Education Loans Incorporated

In accordance with specific instructions in the Guide:

•	We selected a statistical sample of loans serviced during each quarter.

•	For each loan in the sample, we identified the required activities pertaining to converting loans to repayment status, collecting delinquent loans, and timely reporting to guaranty agencies.

•	For each required activity, we reviewed loan records to determine if its successful performance was documented.

•	We tabulated the results and calculated Student Loan Finance Corporation’s compliance performance percentage for converting the loans to repayment status, collecting delinquent loans, and timely reporting to guaranty agencies.

Our tabulations of the number of required and documented activities for the periods are shown in the table below. We computed Student Loan Finance Corporation’s compliance performance percentage to be 97% or higher, applicable to each loan, on average.

	Column A (Required)	Column B (Documented)
1. Conversion of Loans to Repayment	222	220
2. Collection of Delinquent/Defaulted Loans	795	793
3. Timely Claim Filings with Guaranty Agency	54	54

TOTAL COMPLIANCE ACTIONS (Sections 1, 2 and 3)	1,071	1,067

The above chart indicates that 1067 of the 1071 required compliance actions were completed by SLFC. The four activities that were not document included two skip accounts inspected that required skip tracing procedures that did not include all federally required activities and one borrower account that did not properly transfer to repayment nor establish the proper payment due date within the time frame required by regulation.

We also performed the procedures enumerated below, which were agreed to by the Audit Committee and management of SLFC as servicer for EdLinc, solely to assist the users in evaluating management’s assertion about compliance and operational performance as it relates to the documents and records relating to the acquisition process, due diligence, and the servicing of student loans during the year ended December 31, 2005. Management has represented in a letter dated March 29, 2006 that the procedures with respect to loan servicing have been designed to assure loans are processed in a manner that conforms to federal regulations and requirements of the Federal Family Education Loan Program (FFELP). SLFC’s management is responsible for ensuring loans are processed and serviced in a manner that conforms to federal regulations and requirements. This agreed-upon procedures engagement was performed in accordance with attestation standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of those parties specified in the report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this letter has been requested or for any other purpose.

Exhibit 99.1

Student Loan Finance Corporation

Education Loans Incorporated

The procedures that follow were performed for the period January 1, 2005 to December 31, 2005 (hereafter referred to as the year ended December 31, 2005), unless otherwise indicated.

Acquisition Process and Origination Process

1.	FFELP Acquisition Process and Loan Data

We inquired and documented the procedures used during the acquisition process and selected 25 FFELP loans purchased during the period of October 1, 2004 to September 30, 2005. We traced the selected purchase into the daily monetary transaction journal (MTJ), which listed all transactions for each lender. We then traced the total daily purchase amount for 10 lenders to the transaction breakdown report, which summarizes the MTJ by bond issue and is used to post to the general ledger.

For the same 25 loans noted above, we agreed the total daily purchase amount for each lender to the eligible loan acquisition certificates unless a loan acquisition certificate was not needed because of loan volume. For the 25 loans, summaries of the acquisition certificates were then traced to the trustee reports.

We recalculated the premium for all 25 loans. For the 25 loans, we verified that the correct premium level indicator was used on the system in accordance with Company policies and lender agreements.

No exceptions were noted.

2.	National Credit Bureau Reporting

For 25 FFELP loans purchased from October 1, 2004 through September 30, 2005, we traced the purchase to the tape history of information reported to the credit bureau to ensure that the national credit bureaus were notified of the total amount of loans the lender has made to each borrower within 90 days of each acquisition and that other information as required by 34 CFR §682.208(b) was reported as required.

No exceptions were noted.

3.	Cancelled Loan Processing

We selected 25 loan cancellations during the period from October 1, 2004 through September 30, 2005 and traced the information to the documentation received from the school and to the loan servicing system to determine whether cancellations are processed correctly.

For 4 of 25 cancellations inspected were not processed in a timely manner (10 days or less). No other exceptions were noted.

Exhibit 99.1

Student Loan Finance Corporation

Education Loans Incorporated

Servicing and Due Diligence

1.	Borrower File Review

We selected 25 loans for file review. For the FFELP loans selected, our procedures included ensuring the original application, notice of guarantee and disclosure statements, evidence of disbursement, promissory notes, loan type, enrollment status, loan status conversions, repayment history, collection history and other documents or administrative procedures required by current federal regulations were present in the file and/or on the loan servicing system.

No exceptions were noted.

2.	Deferment and Forbearance

We selected 46 loans that were in a deferment or forbearance status for a period of time between October 1, 2004 and September 30, 2005. For the loans selected, we examined the file for the signed requests if required by regulation or policy, verified the beginning and ending dates of the change in status, and determined whether only authorized circumstances for deferment were allowed.

One account inspected did not establish a payment due date within the time frame required by regulation upon expiration of the deferment. No other exceptions were noted.

3.	Return Mail

We selected 46 pieces of return mail from workflow to determine if return mail was processed timely and skip tracing procedures were initiated within the 10-day requirement.

No exceptions were noted.

4.	Payments

For 25 loans, we recalculated the application of principal, interest, and late fees for a payment received on the borrower’s account between October 1, 2004 and September 30, 2005.

For the 25 payments described above, we traced individual payments to the appropriate daily support for borrower payments. We agreed the total payment amount to the transaction breakdown report. For five payments selected, we traced the transaction breakdown totals to the general ledger.

We selected 10 claims paid during the year and obtained the claims reports from the guarantee agencies. We traced the amount of principal and interest paid to the borrower’s payment history to ensure that the principal amount was paid off first, and that payments were otherwise recorded properly and on a timely basis.

No exceptions were noted.

Exhibit 99.1

Student Loan Finance Corporation

Education Loans Incorporated

5.	Special Allowance and Interest Subsidies

For 25 loans, we compared the interest rate on the servicing system to the federal regulation requirements for FFELP loans to ensure that the correct interest rate was assigned to each loan.

We compared the special allowance code on the servicing system to the federal regulation requirements to ensure the correct special allowance code was assigned to each loan.

A significant amount of the Corporation’s accounting and statistical data is generated by electronic data processing systems. Amounts billed to the Department of Education for interest subsidy and special allowance are generated from such programs. For the quarters ended December 31, 2004 and June 30, 2005, we used computer assisted audit tools and techniques (CAATTS) to reperform certain calculations and routines, which are an integral part of generating the information (ACT 400 and ACT 395) used in preparing the government billings (LaRS reports).

No exceptions were noted.

6.	Timely Claim Filings

We selected 25 claims that were rejected during the period of October 1, 2004 through September 30, 2005. If the rejected claim was refiled with the guarantor, we agreed the refiling date to the loan servicing system to ensure it was refiled within 30 days. If the rejected claim needed to be cured, we determined whether the loan was recategorized to uninsured status on the loan servicing system and correctly reported on the LaRS reports.

No exceptions were noted.

See also the previous section related to the Exceptional Performer engagements and the procedures performed with respect to “Timely Reporting/Claim Filings with Guaranty Agencies”.

7.	LaRS Reports

For LaRS reports prepared by SLFC during the year ended December 31, 2005, we traced 25 line items by categories as reported on LaRS reports to supporting documentation to ensure that information reported to the Department of Education is supported by Corporation books and records.

We recalculated prior quarter special allowance adjustments for 25 borrower loans reported on LaRS reports prepared by SLFC during the year ended December 31, 2005. We agreed the adjustment to appropriate documentation and determined the propriety of the adjustment.

We recalculated prior quarter government interest adjustments for 25 borrower loans reported on LaRS reports prepared by SLFC during the year ended December 31, 2005. We agreed the adjustment to appropriate documentation and determined the propriety of the adjustment.

Exhibit 99.1

Student Loan Finance Corporation

Education Loans Incorporated

We recalculated prior quarter origination fee adjustments for 25 borrower loans reported on LaRS reports prepared by SLFC during the year ended December 31, 2005. We agreed the adjustment to appropriate documentation and determined the propriety of the adjustment.

We recalculated current quarter origination fees for 25 borrower consolidation loans reported on LaRS reports prepared by SLFC during the year ended December 31, 2005.

For the June 2005 LaRS reports, the average daily balance eligible for government interest on subsidized Stafford loans was calculated using interest rates effective in July 2005, resulting in incorrect ADB and interest rates being reported. However the dollar amount of actual interest was correct, resulting in no over or under billing of interest to the Department. No other exceptions were noted.

8.	Loan Classification and Status

We selected 25 status changes from the student status confirmation reports sent to and received from schools and guarantor status change information to ensure the changes were made to the student loan servicing system.

It was noted that status changes are not always made timely. No other exceptions were noted.

See also the previous section related to the Exceptional Performer engagements and the procedures performed with respect to “Conversion of Loans to Repayment Status”.

9.	Cures

There were four cures reported on the LaRS reports submitted during the year ended December 31, 2005. For two loans cured, we examined the student loan servicing records to determine that the required cure procedures were performed.

No exceptions were noted.

10.	Delinquent Accounts

See the previous section related to the Exceptional Performer engagements and the procedures performed with respect to “Collection of Delinquent/Defaulted Loans”.

We also performed the procedures enumerated below, which were agreed to by the Audit Committee and management of SLFC, as servicer for EdLinc, solely to assist the users in evaluating management’s assertion regarding the accuracy of the 2005 Servicing Reports (Indenture 2005-1) and the loan information which collateralizes the Student Loan Asset-Based Notes, Series 2005-1, as of December 31, 2005 and for the year then ended. SLFC’s management is responsible for ensuring the 2005 Servicing Reports are accurate. This agreed-upon procedures engagement was performed in accordance with attestation standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of those parties specified in the report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this letter has been requested or for any other purpose.

Student Loan Finance Corporation

Education Loans Incorporated

Our procedures and findings are as follows:

1.	We have read the following, set forth in the applicable 2005 Servicing Reports for the 2005-1 Indenture on the indicated pages, and have performed the additional procedures stated below with respect to such information which were applied as indicated with respect to the references explained below:

Item	Description	Procedures Performed (see explanation in item 2)

I	“Identification of Notes.” August 2005 - The balance outstanding at June 21, 2005 and the balance outstanding at August 31, 2005.	a

II	“Total Asset Percentage – Principal Balance of Eligible Loans.” – November 2005. The principal balance of eligible loans as of November 30, 2005.	b

II	“Total Asset Percentage – Accrued Borrower Interest, Accrued Government Interest and Accrued Special Allowance Payments.” – November 2005. The dollar amount of accrued borrower interest, government interest and special allowance payments as of November 30, 2005.	c

II	“Total Asset Percentage – Acquisition Account.”– August 2005. The dollar amount in the acquisition account as of August 31, 2005.	d

II	“Total Asset Percentage – Collection Account.” – August 2005. The dollar amount in the collection account as of August 31, 2005.	e

II	“Total Asset Percentage – Reserve Account.” - August 2005. The dollar amount in the reserve account as of August 31, 2005.	d

II	“Total Asset Percentage – Reserve Account.” - November 2005. The dollar amount in excess of reserve requirement and the balance of the reserve account after deducting the excess of reserve requirement as of November 30, 2005.	f

II	“Total Asset Percentage – Accrued Interest on Investments.” - August 2005. The dollar amount of accrued interest on investments as of August 31, 2005.	g

Student Loan Finance Corporation

Education Loans Incorporated

Item	Description	Procedures performed (see explanation in item 2)

II	“Total Asset Percentage – Total Value of Trust Estate.” - November 2005. The dollar amount of the total value of trust estate as of November 30, 2005, the application of available funds and the adjusted balance of the total value of trust estate as of December 27, 2005.	h

II	“Total Asset Percentage – Total Value of Trust Estate.” - August 2005. The dollar amount of the total value of trust estate as of August 31, 2005, the application of available funds and the adjusted balance of the total value of trust estate as of September 26, 2005.	i

II	“Total Asset Percentage – Principal Amount of Outstanding Notes.” – November 2005. The principal amount of the outstanding notes as of November 30, 2005, the application of available funds and the adjusted balance of the outstanding notes as of December 27, 2005.	j

II	“Total Asset Percentage – Principal Amount of Outstanding Notes.” – August 2005. The principal amount of the outstanding notes as of August 31, 2005, the application of available funds and the adjusted balance of the outstanding notes as of September 26, 2005.	k

II	“Total Asset Percentage – Total Asset Percentage.” – November 2005. The total asset percentage as of December 27, 2005.	l

II	“Total Asset Percentage – Total Asset Percentage.” – August 2005. The total asset percentage as of September 26, 2005.	m

III.A.	“Changes in Account Balances – Acquisition Account.” – November 2005. The dollar amount as of August 31, 2005, the change during the 3 months ending November 30, 2005, and the balance as of November 30, 2005.	n

III.B.	“Changes in Account Balances – Collection Account.” – August 2005. The dollar amount as of June 21, 2005, the change during the period ending August 31, 2005, and the balance as of August 31, 2005.	o

III.C.	“Changes in Account Balances – Reserve Account.” – November 2005. The dollar amount as of August 31, 2005, the change during the 3 months ending November 30, 2005, and the balance as of November 30, 2005.	p

Student Loan Finance Corporation

Education Loans Incorporated

Item	Description	Procedures performed (see explanation in item 2)

IV.A.	“Available Funds to be Distributed on September 26, 2005 – Available Funds.” August 2005. The increases and decreases to net available funds during the period of June 21, 2005 through August 31, 2005.	q

IV.A.	“Available Funds to be Distributed on December 27, 2005 – Available Funds.” November 2005. The increases and decreases to net available funds during the period of September 1, 2005 through November 30, 2005.	r

IV.B.	“Available Funds to be Distributed on September 26, 2005 – Distribution Amounts.” August 2005. The amounts reported in line items 2a), 2b), 3), 5) and 7) of this section.	s

IV.B.	“Available Funds to be Distributed on December 27, 2005 – Distribution Amounts.” November 2005. The amounts reported in line items 2a), 2b), 3), 5) and 7) of this section.	t

IV.C.	“Available Funds to be Distributed on September 26, 2005 – Principal Distribution Amounts.” August 2005. The principal amounts reported as being applied to the Series 2005-1A1 Notes and the calculated Rate per $1,000.	u

IV.C.	“Available Funds to be Distributed on December 27, 2005 – Principal Distribution Amounts.” November 2005. The principal amounts reported as being applied to the Series 2005-1A1 and Series 2005-1A2 Notes and the calculated Rate per $1,000.	v

IV.D.	“Available Funds to be Distributed on September 26, 2005 – Total Distribution Amounts.” August 2005. The total distribution amount as of August 31, 2005.	w

IV.D.	“Available Funds to be Distributed on November 27, 2005 – Total Distribution Amounts.” November 2005. The total distribution amount as of November 30, 2005.	x

V.	“Schedule of Noteholder’s Interest Due September 26, 2005.” - August 2005. The principal balance, days in period, applicable interest rate and interest due by series and in total.	y

V.	“Schedule of Noteholder’s Interest Due December 27, 2005.” - November 2005. The principal balance, days in period, applicable interest rate and interest due by series and in total.	z

Student Loan Finance Corporation

Education Loans Incorporated

Item	Description	Procedures performed (see explanation in item 2)

VI-A	“Student Loan Information – Student Loan Principal Outstanding for Period June 21, 2005 through August 31, 2005” – August 2005. The dollar amount as of the start of the period, the changes during the period, and the balance at the end of the period.	aa

VI-B	“Student Loan Information – Composition of Student Loan Portfolio as of November 30, 2005” – November 2005. The aggregate outstanding principal balance, number of borrowers, average outstanding principal balance per borrower, number of loans (promissory notes), average outstanding principal balance per loan, and weighted average interest rate.	bb

VI-C	“Student Loan Information – Distribution of Student Loan Portfolio By Loan Type as of August 31, 2005” – August 2005. The outstanding principal balance detailed by loan type and the relative percentage to the total.	cc

VI-D	“Student Loan Information – Distribution of Student Loan Portfolio By Interest Rate as of November 30, 2005” – November 2005. The outstanding principal balance detailed by interest rate and the relative percentage to the total.	cc

VI-E	“Student Loan Information – Distribution of Student Loan Portfolio By Borrower Payment Status as of August 31, 2005” – August 2005. The outstanding principal balance detailed by borrower payment status and the relative percentage to the total.	cc

VI-H	“Student Loan Information – Distribution of Student Loan Portfolio By Guarantee Agency as of November 30, 2005” – November 2005. The outstanding principal balance detailed by guarantee agency and the relative percentage to the total.	dd

2.	We have performed the following procedures, which were applied, as indicated, to the items enumerated above:

Item In 1.	Procedures and Findings
a.	We agreed the principal balance outstanding as of June 21, 2005 to the 2005-1 prospectus. We agreed the principal balance out standing as of June 21, 2005 and August 31, 2005 to the Corporation’s general ledger without exception.

Student Loan Finance Corporation

Education Loans Incorporated

Item In 1.	Procedures and Findings

b.	We agreed the principal balance of eligible loans as of November 30, 2005 as reported in the servicer report to the Corporation’s November 30, 2005 certification to the trustee and the Corporation’s November 30, 2005 general ledger without exception.

c.	We agreed the accrued borrower interest, accrued government interest and accrued special allowance payments to the Corporation’s general ledger as of November 30, 2005 without exception.

d.	We agreed the balances of the acquisition account and reserve account to the Corporation’s general ledger as of August 31, 2005 without exception.

e.	We agreed the balance of the collection account as of August 31, 2005 to the sum of the Corporation’s general ledger accounts for the collection account, collections receivable from external sub-servicers and balances in the borrower repayment accounts as of August 31, 2005 without exception.

f.	We read the definition of the Reserve Account Requirement per the Indenture of Trust between Education Loans Incorporated and U.S. Bank National Association as Trustee dated June 1, 2005 (Indenture), which indicated that the Reserve Account Requirement means an amount equal to the greater of (i) 1.0% of the aggregate Principal Amount of Outstanding Notes and (ii) $1,125,000. Based upon this definition, we recalculated the Reserve Account Requirement as of November 30, 2005 to be $7,108,840. We agreed the amount of $7,500,000 in the Reserve Account as of November 30, 2005 to the Corporation’s general ledger without exception. We calculated the net of the Reserve Account balance and the Reserve Amount Requirement as of November 30, 2005 and found the Amount in Excess of Reserve Requirement to be $391,160.

g.	We agreed the accrued interest on investments to the Corporation’s general ledger as of August 31, 2005 without exception.

h.	We verified the mathematical accuracy of the total value of trust estate as of November 30, 2005 as the sum of eligible loans and associated accruals, acquisition account, collection account, reserve account and associated accruals and found the total to be $698,126,598.71. We agreed the amount of $71,503,963.72 as reported as the application of available funds to item x. below. We recalculated the net of these amounts, the adjusted balance of the total value of trust estate as of December 27, 2005, to be $626,622,634.99, which agreed to the November 2005 servicing report without exception.

i.	We verified the mathematical accuracy of the total value of trust estate as of August 31, 2005 as the sum of eligible loans and associated accruals, acquisition account, collection account, reserve account and associated accruals and found the total to be $736,084,421.24. We agreed the amount of $46,837,291.64 as reported as the application of available funds to item w. below. We recalculated the net of these amounts, the adjusted balance of the total value of trust estate as of September 26, 2005, to be $689,247,129.60, which agreed to the August 2005 servicing report without exception.

Student Loan Finance Corporation

Education Loans Incorporated

Item In 1.	Procedures and Findings

j.	We agreed the principal amount of outstanding notes as of November 30, 2005 to the Corporation’s general ledger and found the total to be $710,884,000. We agreed the amount of $63,582,000 as reported as the application of available funds to the sum of the principal distribution amounts from item v. below. We recalculated the net of these amounts, the adjusted balance of the outstanding notes as of December 27, 2005, to be $647,302,000, which agreed to the November 2005 servicing report without exception.

k.	We agreed the principal amount of outstanding notes as of August 31, 2005 to the Corporation’s general ledger and found the total to be $750,000,000. We agreed the amount of $39,116,000 as reported as the application of available funds to the principal distribution amount from item u. below. We recalculated the net of these amounts, the adjusted balance of the outstanding notes as of September 26, 2005, to be $710,884,000, which agreed to the August 2005 servicing report without exception.

l.	We recalculated the total asset percentage by dividing the total value of trust estate as of December 27, 2005 by the principal balance of outstanding notes as of December 27, 2005 as reported in the November 2005 servicing report and found the percentage of 96.81% to agree to the percentage reported in the November 2005 servicing report.

m.	We recalculated the total asset percentage by dividing the total value of trust estate as of September 26, 2005 by the principal balance of outstanding notes as of September 26, 2005 as reported in the August 2005 servicing report and found the percentage of 96.96% to agree to the percentage reported in the August 2005 servicing report.

n.	We agreed the balances of the acquisition account as of August 31, 2005 and November 30, 2005 to the Corporation’s general ledger without exception. We agreed the activity of Total Principal Acquired and Premiums and Related Acquisition Costs during the period from August 31, 2005 through November 30, 2005 to the sum of the Corporation’s monthly Certifications to the Trustee and the Corporation’s general ledger activity for the period without exception.

o.	We agreed the balances of the collection account as of June 21, 2005 and August 31, 2005 to the sum of the Corporation’s general ledger accounts for the collection account, collections receivable from external sub-servicers and balances in the borrower repayment accounts as of June 21, 2005 and August 31, 2005 without exception. We agreed the increase in available funds to item q. below without exception.

p.	We agreed the balances of the reserve account as of August 31, 2005 and November 30, 2005 to the Corporation’s general ledger without exception. We agreed the activity during the period from August 31, 2005 through November 30, 2005 to the Corporation’s general ledger without exception.

Student Loan Finance Corporation

Education Loans Incorporated

Item In 1.	Procedures and Findings

q.	We agreed the individual increases and decreases in Net Available Funds to the Corporation’s monthly Certifications to the Trustee and the Corporation’s general ledger activity, as applicable, for the period of June 21, 2005 through August 31, 2005 without exception. We verified the mathematical accuracy of the Increase in Net Available Funds without exception.

r.	We agreed the amount of the Available Funds in Collection Account not Paid on Prior Quarterly Interest Payment Date to the August 31, 2005 servicing report without exception. We agreed the individual increases and decreases of the Total Collection Account to the Corporation’s monthly Certifications to the Trustee and the Corporation’s general ledger activity, as applicable, for the period of September 1, 2005 through November 30, 2005 without exception. We verified the mathematical accuracy of the Total Collection Account Increase During Period without exception. We agreed the Reserve Account in Excess of Reserve Requirement of $391,160 to item f. above without exception. We summed the Available Funds in Collection Account not Paid on Prior Quarterly Interest Payment Date, Total Collection Account Increase During Period and the Reserve Account in Excess of Reserve Requirement and found the total to be $71,504.679.39.

s.	We recalculated the amounts reported as Primary Servicing Fees for Preceding Month and Trustee Fees for the Preceding Quarter without exception and agreed the amounts reported to the Corporation’s general ledger without exception. We agreed the Senior Noteholders’ Interest Distribution Amount and the Subordinate Noteholders’ Interest Distribution Amounts to item y. below. We verified the mathematical accuracy of the Remaining Balance Available for Principal Payments as the result of the Total Available Funds from item q. above reduced by the sum of the distribution amounts for servicing fees, trustee fees and interest without exception.

t.	We recalculated the amounts reported as Primary Servicing Fees for Preceding Month and Trustee Fees for the Preceding Quarter without exception and agreed the amounts reported to the Corporation’s general ledger without exception. We agreed the Senior Noteholders’ Interest Distribution Amount and the Subordinate Noteholders’ Interest Distribution Amounts to item z. below. We verified the mathematical accuracy of the Remaining Balance Available for Principal Payments as the result of the Total Available Funds from item r. above reduced by the sum of the distribution amounts for servicing fees, trustee fees and interest without exception.

Student Loan Finance Corporation

Education Loans Incorporated

Item In 1.	Procedures and Findings

u.	We read Section 4.2 of the Indenture, which indicates that principal payments shall be allocated first to the Series 2005-1A1 Notes, until all Series 2005-1A1 Notes have been paid in full, second to the Series 2005-1A2 Notes, until all Series 2005-1A2 Notes have been paid in full, third to the Series 2005-1A3 Notes, until the Series 2005-1A3 Notes have been paid in full, and fourth to the Series 2005-1B Notes, until the Series 2005-1B Notes have been paid in full. We rounded the Remaining Balance Available for Principal Payments from item s. above down to the nearest thousand and found the amount to be $39,116,000. We obtained the Corporation’s August 31, 2005 general ledger and found the dollar amount outstanding on the Series 2005-1A1 Notes to exceed the rounded Remaining Balance Available for Principal Payments, which per the Indenture, required the entire amount of $39,116,000 to be applied to the Series 2005-1A1 Notes. We recalculated the Rate per $1,000 without exception.

v.	We read Section 4.2 of the Indenture, which indicates that principal payments shall be allocated first to the Series 2005-1A1 Notes, until all Series 2005-1A1 Notes have been paid in full, second to the Series 2005-1A2 Notes, until all Series 2005-1A2 Notes have been paid in full, third to the Series 2005-1A3 Notes, until the Series 2005-1A3 Notes have been paid in full, and fourth to the Series 2005-1B Notes, until the Series 2005-1B Notes have been paid in full. We rounded the Remaining Balance Available for Principal Payments from item t. above down to the nearest thousand and found the amount to be $63,582,000. We obtained the Corporation’s November 30, 2005 general ledger and found the dollar amount outstanding on the Series 2005-1A1 Notes to be $60,884,000, which did not exceed the rounded Remaining Balance Available for Principal Payments, which per the Indenture required the amount of $60,884,000 to be applied to the Series 2005-1A1 Notes and the remainder of $2,698,000 to be applied to the Series 2005-1A2 Notes. We recalculated the Rate per $1,000 and found the amount to be $10.79 per $1,000, instead of the $26.98 per $1,000 reported in the November 2005 servicing report.

w.	We verified the mathematical accuracy of the Total Distribution Amounts by summing the servicing fees, trustee fees, and interest distribution amounts reported in item s. above and the principal distribution amounts from item u. above without exception.

x.	We verified the mathematical accuracy of the Total Distribution Amounts by summing the servicing fees, trustee fees, and interest distribution amounts reported in item t. above and the principal distribution amounts from item v. above without exception.

y.	We agreed the principal balance by Series to the Corporation’s general ledger as of August 31, 2005 without exception. We read section 4.1 of the Indenture relating to interest and the definitions related to interest in Section 1.1 of the Indenture. We calculated the number of Days in the Period of June 21, 2005 through September 25, 2005, inclusive, to be 97. We agreed the Applicable Interest Rate to the Initial Interest Rate specified in Section 1.1 of the Indenture without exception. We recalculated the interest due by Series without exception. We verified the mathematical accuracy of the total Interest Due without exception.

Student Loan Finance Corporation

Education Loans Incorporated

Item In 1.	Procedures and Findings

z.	We agreed the principal balance by Series to the Corporation’s general ledger as of November 30, 2005 without exception. We read section 4.1 of the Indenture relating to interest and the definitions related to interest in Section 1.1 of the Indenture. We calculated the number of Days in the Period of September 26, 2005 through December 26, 2005, inclusive, to be 92. We obtained a copy of the three month LIBOR rate notification received by the Corporation which indicated the three month LIBOR rate as of the LIBOR determination date as defined in Section 1.1 of the Indenture to be 3.96063%. We added the interest rate margins as specified in Section 1.1 of .01%, .06%, .10% and .55% to the three month LIBOR of 3.96063%, and agreed these rates to the Applicable Interest Rate as reported in the November 2005 servicing report without exception. We recalculated the interest due by Series without exception. We verified the mathematical accuracy of the total interest due without exception.

aa.	We agreed the changes in the student loan principal balance for the period June 21, 2005 through August 31, 2005 to the sum of the June, July and August certifications from the Corporation to U.S. Bank National Association Trust Department without exception.

bb.	We agreed the aggregate outstanding principal balance at November 30, 2005 to the November 2005 certification from the Corporation to U.S. Bank National Association Trust Department without exception. We obtained the loan portfolio information from reports that have been obtained by SLFC from each loan servicer (Student Loan Finance Corporation, Educational Assistance Service Company, Inc., Great Lakes Higher Education Servicing Corporation, Nelnet and College Access Network) and verified the mathematical accuracy of the number of borrowers and number of loans (promissory notes) without exception. The average outstanding principal balance per borrower and per loan was recalculated without exception based on the aggregate outstanding principal balance at November 30, 2005. We agreed the weighted-average interest rate to the worksheet prepared by the Corporation accumulating loan portfolio information by interest rate without exception.

cc.	We obtained a copy of the worksheet prepared by the Corporation accumulating loan portfolio information by loan type, interest rate, and borrower payment status from reports that have been obtained from each loan servicer (Student Loan Finance Corporation, Educational Assistance Service Company, Inc., Great Lakes Higher Education Servicing Corporation, Nelnet and College Access Network). We compared the outstanding principal balances for each servicer to the worksheet, verified the mathematical accuracy of the total noting only minor rounding differences, and recalculated the respective percentages without exception.

Student Loan Finance Corporation

Education Loans Incorporated

Item In 1.	Procedures and Findings

dd.	We obtained a copy of the worksheet prepared by the Corporation accumulating loan portfolio information by guarantee agency from reports that have been obtained from each loan servicer (Student Loan Finance Corporation, Educational Assistance Service Company, Inc., Great Lakes Higher Education Servicing Corporation, Nelnet and College Access Network). We compared the outstanding principal balances for each servicer to the worksheet, verified the mathematical accuracy of the total and recalculated the respective percentages, noting that the balance of loans serviced and guaranteed by Great Lakes Higher Education Guaranty Program (GLHEGP) of $114,138,848.95 was incorrectly reported as being guaranteed by Colorado Student Loan Program (CSLP) as follows:

	Outstanding Principal Balance	Percent
As reported:
CSLP	$147,794,900.45	24.2%
GL HEGP	14,189,992.24	2.3%

Should be:
CSLP	$33,656,051.50	5.5%
GL HEGP	128,328,841.19	21.0%

            No other exceptions were noted.

We were not engaged to, and did not perform an audit or examination, the objective of which would be the expression of an opinion on the specified elements, accounts or items relating to the 2005 Servicing Reports. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the information and use of the Board of Directors and management of Education Loans Incorporated, Audit Committee, Board of Directors and management of Student Loan Finance Corporation, Education Loans Incorporated’s trustee and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than those specified parties or those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes. However, this report is a matter of public record and its distribution is not limited. We have no responsibility to update this letter for events and circumstances occurring after March 29, 2006.

/s/ Eide Bailly LLP

Aberdeen, South Dakota
March 29, 2006